UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Popular, Inc. (the “Corporation”) held its Annual Meeting of Stockholders. The matters considered and voted on by the Corporation’s stockholders at the Annual Meeting and the results of the vote of the stockholder were as follows:

Proposal 1

To elect three directors assigned to “Class 3” for a three-year term:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
María Luisa Ferré	77,609,727	4,847,054	333,501	11,900,724
C. Kim Goodwin	81,954,516	520,646	315,120	11,900,724
William J. Teuber Jr.	81,674,300	800,610	315,372	11,900,724

To elect one director assigned to “Class 2” for a two-year term

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John W. Diercksen	81,961,217	515,807	313,258	11,900,724

Proposal 2

To approve an advisory vote of the Corporation’s executive compensation program.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
81,188,601	1,238,379	363,302	11,900,724

As a participant in the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program, the Corporation is required to submit yearly to stockholders the vote related to the Corporation’s advisory vote on executive compensation program. Therefore, no proposal was submitted for a vote of stockholders in connection with the frequency of stockholder advisory votes on executive compensation.

Proposal 3

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2014.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
93,715,870	813,401	161,735	N/A

The press release issued by the Corporation in connection with the 2014 Annual Meeting of Stockholders is included as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated May 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: May 15, 2014	By:	/s/ Jorge J. García
Jorge J. García
Senior Vice President and Corporate Comptroller